ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be: Chicago Capital Group Inc.

ARTICLE II PRINCIPAL OFFICE

Principal **street** address

1756 Saddleback Ridge Road
Apopka, Florida
32703

Mailing address, if different is:

ARTICLE III PURPOSE

The purpose for which the corporation is organized is: to be a holding company.

ARTICLE IV SHARES

The number of shares of stock is: 100,000,000

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: Richard Rayburn/ President, Secretary, Treasurer

Address 1756 Saddleback Ridge Road
Apopka, Florida
32703

Name and Title:

Address:

Name and Title:

Address

Name and Title:

Address:

Name and Title:

Address

Name and Title:

Address:

(cont.)

Name and Title ______________________ Name and Title: ______________________

Address ______________________ Address: ______________________

______________________ ______________________

______________________ ______________________

ARTICLE VI ***REGISTERED AGENT***

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: RIchard Rayburn

Address: 1756 Saddleback Ridge Road

Apopka, Florida, 32703

ARTICLE VII ***INCORPORATOR***

The **name and address** of the Incorporator is:

Name: Richard Rayburn

Address: 1756 Saddleback Ridge Road

Apopka, Florida, 32703

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Richard Rayburn ______________________ 4-23-15

Required Signature/Registered Agent Date

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

FLORIDA DEPARTMENT OF STATE
Division of Corporations

April 30, 2015

RICHARD RAYBURN
1756 SADDLEBACK RIDGE ROAD
APOPKA, FL 32703

The Articles of Incorporation for CHICAGO CAPITAL GROUP INC. were filed on April 27, 2015 and assigned document number P15000038801. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. **It is your responsibility to remember to file your annual report in a timely manner.**

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Apply today with the IRS online at:

https://sa.www4.irs.gov/modiein/individual/index.jsp.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Carol Mustain, Regulatory Specialist II
New Filings Section

Letter Number: 015A00008897

State of Florida

Department of State

I certify from the records of this office that CHICAGO CAPITAL GROUP INC. is a corporation organized under the laws of the State of Florida, filed on April 27, 2015.

The document number of this corporation is P15000038801.

I further certify that said corporation has paid all fees due this office through December 31, 2015, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Thirtieth day of April, 2015

Ken Detzner
Secretary of State

CR2EO22 (1-11)